Exhibit 99.1

Keating Capital Announces Special Distribution to Stockholders

Distribution based on Unrealized Appreciation from NeoPhotonics Investment

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--February 15, 2011--On February 11, 2011, the Board of Directors of Keating Capital, Inc. (www.KeatingCapital.com) declared a special cash distribution of $0.13 per share. The distribution is payable on February 17, 2011, to stockholders of record as of February 15, 2011 (the “Record Date”). As of the Record Date, there were 3,437,212 shares of common stock outstanding resulting in a cash distribution totaling approximately $446,838.

As previously announced, Keating Capital’s first portfolio company investment, NeoPhotonics Corporation, completed an $82.5 million initial public offering (“IPO”) on February 2, 2011 at a price of $11.00 per share and is now traded on the New York Stock Exchange under the ticker symbol NPTN.

Keating Capital acquired 10,000 shares of NeoPhotonics’ Series X convertible preferred stock in January 2010 for $1,000,000. As of September 30, 2010, the most recent date on which Keating Capital valued its investment in NeoPhotonics, these convertible preferred shares were valued at $1,550,000. Prior to the IPO, Keating Capital’s preferred shares converted into 160,000 shares of NeoPhotonics’ common stock based on a conversion price of $6.25 per share. These common shares are subject to a customary 180-day lock-up provision. On February 14, 2011, the closing price of NeoPhotonics common stock on the NYSE was $18.75.

Since Keating Capital has not sold any of its NeoPhotonics common shares due to this lock-up provision, this special cash distribution is being paid from the unrealized appreciation on the NeoPhotonics investment and, as such, will be initially treated as a return of capital to stockholders. However, in the event Keating Capital is able to sell all or a portion of its NeoPhotonics common shares at a gain during 2011 after the expiration of the lock-up period, all or a portion of this special distribution may be reclassified at year end as a capital gain distribution to stockholders. Keating Capital provides no assurance that it will be able to sell all or any portion of its NeoPhotonics common shares during 2011, and, even if such shares are sold, there is no assurance that Keating Capital will be able to realize a gain on such sale.

During the pendency of Keating Capital’s continuous public offering which concludes June 30, 2011 and until Keating Capital’s common stock becomes listed on Nasdaq Capital Market, which is expected to occur during the fourth quarter of 2011, the sale and issuance of Keating Capital’s common stock (including any purchases made through its dividend reinvestment plan) are subject to a number of “blue sky” requirements imposed by state securities commissioners. Due to these “blue sky” requirements and in an effort to pay this special distribution in a timely manner, Keating Capital’s Board of Directors has determined that this special distribution will not be eligible for reinvestment under the dividend reinvestment plan. Once Keating Capital’s common stock becomes listed on Nasdaq Capital Market, all stockholders participating in the dividend reinvestment plan will have any cash distributions that may be paid in the future automatically reinvested in Keating Capital common shares.

Mr. Timothy J. Keating, the CEO of Keating Capital, commented that “this special distribution from the unrealized appreciation on our NeoPhotonics investment is being made to provide a return to our stockholders who invested early in our continuous public offering. While we typically do not expect to make distributions based on unrealized appreciation in our portfolio companies, we remain committed to distributing any net capital gains (after incentive fees) that we may realize upon the sale of stock in our portfolio companies following their IPOs and expiration of any lock-ups.”

About Keating Capital, Inc.

Keating Capital, Inc. (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, high growth private companies that are committed to and capable of becoming public. Keating Capital provides individual investors with the ability to participate in a unique fund that invests in a private company's late stage, pre-IPO financing round — an opportunity that has historically been reserved for institutional investors.

Important Information about Keating Capital’s Distribution Policy

The determination of the tax attributes of Keating Capital’s distribution is made annually as of the end of Keating Capital’s fiscal year based upon its investment company taxable income (“ordinary income”) and its net capital gains realized from the sale of its portfolio company investments(“capital gains”) and distributions paid, in each case, for the full year. Distributions paid during the year that exceed Keating Capital’s ordinary income and capital gains will constitute a return of your capital; however, Keating Capital will not make any distributions representing a return of capital which would result in a total return of capital in excess of 10% of its total offering proceeds (i.e., the total gross proceeds received from the sale of its common stock).

A determination as to the tax attributes of any special distributions made during on the year may not be representative of the actual tax attributes for a full year. Keating Capital intends to update stockholders at the time of each distribution with an estimated percentage of its distributions that resulted from ordinary income, capital gains and a return of capital. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on a Form 1099-DIV.

Distributions to stockholders will be payable only when and as declared by Keating Capital’s Board of Directors. Keating Capital will pay distributions to stockholders out of assets legally available for distribution. While a portion of Keating Capital’s investments may, at any given time, include a component of interest or dividends, Keating Capital does not expect to generate significant current yield on portfolio company investments and, as a result, will not likely generate ordinary income.

The primary source of distributions will be from capital gains realized from the sale of portfolio company investments. Distributions from capital gains will typically be declared and paid at least annually. The timing of any capital gains generated from the appreciation and sale of portfolio companies cannot be predicted, and Keating Capital does not expect to generate capital gains on a level or uniform basis from quarter to quarter. However, Keating Capital may declare and pay quarterly distributions which, in the aggregate, would be an estimate of the total net capital gains expected to be realized throughout the year. During the pendency of Keating Capital’s continuous public offering, it may also declare and pay quarterly distributions in an amount reflecting all or a portion of any net unrealized appreciation on investments recorded on its books which, depending on the timing and amount of actual realization, may represent a return of capital.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” in Keating Capital’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2010, and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s Web site has been provided as a convenience, and the information contained on such Web site is not incorporated by reference into this press release.

CONTACT:
Keating Capital, Inc.
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com